     WILLIAM S. LERACH (68581)
     KEITH F. PARK (54275)
     PATRICK J. COUGHLIN (111070)
     JOY ANN BULL (138009)
     MILBERG WEISS BERSHAD
       HYNES & LERACH
     600 West Broadway, Suite 1800
     San Diego, CA  92101
     Telephone:  619/231-1058
          - and -
     JOHN J. STOIA, JR. (141757)
     222 Kearny Street, 10th Floor
     San Francisco, CA  94108
     Telephone:  415/288-4545

     KIRK B. HULETT (110726)
     LISA C. ATKINSON (163320)
     BARRACK, RODOS & BACINE
     600 West Broadway, Suite 1700
     San Diego, CA  92101
     Telephone:  619/230-0800
                                        MARC M. SELTZER (54534)
     ARTHUR N. ABBEY                    CORINBLIT & SELTZER
     ABBEY & ELLIS                      3700 Wilshire Boulevard
     212 East 39th Street               Suite 820
     New York, NY  10016                Los Angeles, CA  90010
     Telephone:  212/889-3700           Telephone:  213/380-4200

     Co-Lead Counsel for Plaintiffs



                          UNITED STATES DISTRICT COURT

                         CENTRAL DISTRICT OF CALIFORNIA


     In re IDB COMMUNICATIONS GROUP,    ) Master File No.
     INC. SECURITIES LITIGATION         )   CV-94-3618-RG(JGx)
     ___________________________________)
                                        )
     This Document Relates To:          )
                                        )
          ALL ACTIONS.                  )
                                        )
     ___________________________________)

            STIPULATION OF SETTLEMENT OF CLASS AND DERIVATIVE CLAIMS

     This Stipulation of Settlement (the "Stipulation"), dated as of October 31, 1994, is made and entered into by and among the following parties (as defined further in Section V hereof) to the above-entitled litigation: (i) the Representative Class Plaintiffs (on behalf of themselves and each of the Settlement Class Members) and the Representative Derivative Plaintiffs (on behalf of themselves and derivatively on behalf of nominal defendant IDB), by and through their counsel of record in the Litigation; (ii) all Defendants and Related Parties who have signed the Stipulation, by and through their counsel of record and (iii) LDDS (collectively the "Settling Parties"). The Stipulation is intended by the Settling Parties to fully, finally and forever resolve, discharge and settle the Released Class Claims and Released Derivative Claims (as defined herein), upon and subject to the terms and conditions hereof.

I.   THE LITIGATION

     On or after June 1, 1994, the following actions were filed in the United States District Court for the Central District of California (the "Court") as class actions on behalf of persons who purchased IDB Securities during a defined period of time:

1.   KAMINSKY V. IDB COMMUNICATIONS GROUP, CV-94-3618;

2.   MCCLUSKY V. SUDIKOFF, CV-94-3623;

3.   ROMINE V. SUDIKOFF, CV-94-3626;

4.   LOESBERG V. SUDIKOFF, CV-94-3627;

5.   CASTALDO V. SUDIKOFF, CV-94-3635;

6.   SPENCERS V. SUDIKOFF, CV-94-3636;

7.   NEWMAN V. SUDIKOFF, CV-94-3637;

8.   HAMMERMAN V. SUDIKOFF, CV-94-3638;

9.   HOCHEISER V. SUDIKOFF, CV-94-3639;

10.  GLIWA V. SUDIKOFF, CV-94-3640;

11.  EKSTEIN V. SUDIKOFF, CV-94-3641;

12.  RONALD KASSOVER PENSION PLAN V. SUDIKOFF, CV-94-3642;

13.  DAMLEY V. SUDIKOFF, CV-94-3643;

14.  ISDANER V. SUDIKOFF, CV-94-3644;

15.  STEPHEN M. HARNIK PROFIT SHARING PLAN V. IDB COMMUNICATIONS, CV-94-3673;

16. JEROME WEISS, AS BENEFICIARY OF THE IRA FOR THE BENEFIT OF JEROME WEISS, ET AL. V. IDB, CV-94-3683;

17.  KILMNICK V. SUDIKOFF, CV-94-3685;

18.  LAFFERTY V. SUDIKOFF, CV-94-3723;

19.  CHADRONET V. SUDIKOFF, CV-94-3724;

20.  THORNTON V. SUDIKOFF, CV-94-3725;

21.  PATEL V. SUDIKOFF, CV-94-3726;

22.  AHMED V. SUDIKOFF, CV-94-3769;

     On June 7, 1994, a verified stockholders' derivative complaint entitled MULDOWNEY V. SUDIKOFF, Case No. CV-94-3831 was filed with the Court. The above class and derivative actions were consolidated for all purposes by Stipulation and Pretrial Order filed on July 14, 1994.

     On July 1, 1994, a shareholders' derivative complaint entitled STEELE V. SUDIKOFF, ET AL., Civil Action No. 13595 (the "STEELE Action"), was filed in Delaware Chancery Court. The STEELE Action will be stayed pending final approval of the Stipulation and Settlement herein, at which point it shall be dismissed. For purposes of settlement, the claims set forth in that complaint will be included in the settlement of this litigation.

     On August 1, 1994, IDB and LDDS announced that they had entered into an Agreement and Plan of Merger.

     On September 20, 1994, a class action complaint entitled HASSANI V. IDB COMMUNICATIONS GROUP, INC., Civil No. BC112906 (the "HASSANI Action") was filed in Los Angeles County Superior Court. The HASSANI Action will also be stayed pending final approval of the Stipulation and Settlement herein, at which point it shall be dismissed. The claims and defendants set forth in that complaint will be included in the settlement of this litigation and added to a Consolidated Amended Class Action and Derivative Complaint (the "Complaint") to be filed contemporaneously herewith.

     The Complaint asserts claims for violations of Sections 10(b), 14(a) and 20(a) of the Securities Exchange Act of 1934 and Rules 10b-5 and 14a-9 promulgated thereunder, Sections 11, 12(2) and 15 of the Securities Act of 1933, and California Corporations Code Sections 25400, 25401, 25402, 25500, 25501, 25502, 25504, and 25504.1 on behalf of the Settlement Class; and claims for intentional and negligent breach of fiduciary duties, abuse of control, waste of corporate assets, constructive fraud, unjust enrichment, gross mismanagement and insider trading. The Class Action and Derivative Claims set forth in the Complaint are referred to herein as the "Litigation."

II.  PRETRIAL PROCEEDINGS AND DISCOVERY IN THE LITIGATION

     A.   DISCOVERY, INVESTIGATION AND RESEARCH CONDUCTED BY PLAINTIFFS

     Counsel for the Representative Class Plaintiffs and Representative Derivative Plaintiffs have conducted discovery and investigation during the prosecution of the Litigation. This discovery and investigation has included, INTER ALIA, (i) inspection and analysis of thousands of pages of documents produced by Defendants and others;
(ii) inspection and analysis of documents produced by third parties; (iii) consultation with experts; (iv) review of IDB's public filings, annual reports and other public statements; and (v) research of the applicable law with respect to the claims asserted in the Complaint and the potential defenses thereto.

III. DEFENDANTS' STATEMENTS AND DENIALS OF WRONGDOING AND LIABILITY

     Each of the Defendants has separately denied and continues to deny each and all of the claims and contentions alleged by the Representative Class Plaintiffs, on behalf of the Settlement Class, and by the Representative Derivative Plaintiffs on behalf of nominal defendant IDB. Each of the Defendants expressly has denied and continues to deny all charges of wrongdoing or liability against him or it arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Litigation. Each of the Defendants also has denied and continues to deny, INTER ALIA, the allegations that the prices of IDB Securities were artificially inflated by reason of alleged misrepresentations, non-disclosures or otherwise, or that the Representative Plaintiffs, the Settlement Class, IDB Stockholders or IDB suffered any injury for which they are legally entitled to relief. Each of the Defendants also has denied and continues to deny, INTER ALIA, the allegations in the Complaint or that IDB and IDB Stockholders suffered any injury for which they are legally entitled to relief. Each of the Defendants further has asserted and continues to assert that at all material times, he or it acted in good faith and in a manner he or it reasonably believed to be in the best interests of IDB and IDB Stockholders.

     Nonetheless, each Defendant has concluded that the further conduct of the Litigation would be protracted and expensive, and that it is desirable that the Litigation be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation in order to limit further expense, inconvenience and distraction, to dispose of burdensome and protracted litigation, and to permit the operation of IDB's business without further expensive litigation and the distraction and diversion of executive personnel with respect to matters in issue in the Litigation.

     The Defendants have, therefore, determined that it is desirable and beneficial to them that the Litigation be settled in the manner and upon the terms and conditions set forth in this stipulation. There has been no adverse determination by any court against any of the Defendants on the merits of the claims asserted by the Representative Plaintiffs.


IV.  CLAIMS OF THE REPRESENTATIVE PLAINTIFFS AND BENEFITS OF SETTLEMENT

     The Representative Plaintiffs believe that the claims asserted in the Litigation have merit and that the evidence developed to date supports the claims. However, counsel for the Representative Plaintiffs recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Litigation against the Defendants through trial and through appeals. Counsel for the Representative Plaintiffs also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as this Litigation, and the difficulties and delays inherent in such litigation.
Counsel for the Representative Plaintiffs also are mindful of the inherent problems of proof under and possible defenses to the federal securities law and other violations asserted in the Complaint, including the defenses which could have been asserted in the Litigation.

     In light of the foregoing, counsel for the Representative Plaintiffs believe that the settlement set forth in the Stipulation confers substantial benefits upon the Settlement Class, each of the Settlement Class Members, IDB and IDB Stockholders. Based on their evaluation, counsel for the Representative Plaintiffs have determined that the settlement set forth in the Stipulation is in the best interests of the Representative Plaintiffs, the Settlement Class, each of the Settlement Class Members, IDB, and IDB Stockholders.

V.   TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

     NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and between the Representative Plaintiffs (for themselves, the Settlement Class Members, IDB and IDB Stockholders), and the other Settling Parties, by and through their respective counsel or attorneys of record, that, subject to the approval of the Court, the Litigation and the Released Claims shall be finally and fully compromised, settled and released, and the Litigation shall be dismissed on the merits and with prejudice, as to all Settling

Parties, Defendants and Related Parties, upon and subject to the terms and conditions of the Stipulation, as follows:

          1.   DEFINITIONS

     As used in the Stipulation the following terms have the meanings specified below:

     1.1 "IDB" means IDB Communications Group, Inc., a Delaware corporation, (both as a Defendant and a Nominal Defendant as the context requires) and all of its predecessors, successors, and all present and former parents, subsidiaries, divisions and related or affiliated entities.

     1.2 "IDB Stockholders" or "Stockholders" means all current owners of IDB common stock.

     1.3 "IDB Securities" means the common stock of IDB and the 5% convertible subordinated notes of IDB due 2003.

     1.4 "Authorized Claimant" means any Settlement Class Member whose claim for recovery has been allowed pursuant to the terms of the Stipulation.

     1.5 "Claimant" means any Settlement Class Member who files a Proof of Claim in such form and manner, and within such time, as the Court shall prescribe.

     1.6 "Class Action Escrow Agent" means the law firm of Milberg Weiss Bershad Hynes & Lerach or its successors.

     1.7 "Class Action Settlement Fund" means the fund created pursuant to Paragraph 2.1(b) of this Stipulation.

     1.8  "Defendants" means IDB, Jeffrey P. Sudikoff, Edward R. Cheramy, Joseph
M. Cohen, James E. Kolsrud, Peter F. Hartz, Franklin E. Fried, Ernst Thompke, William L. Snelling, David W. Anderson, John S. Reiland, Rudy Wann, Telecolumbus U.S.A., Inc.,

International Communications Holdings, Inc., PTI Harbor Bay, Inc., and Deloitte & Touche.

     1.9 "Derivative Action Escrow Agent" means the law firm of Milberg Weiss Bershad Hynes & Lerach or its successors.

     1.10 "Derivative Action Settlement Fund" means the fund created pursuant to Paragraph 2.1(a) of this Stipulation.

     1.11 "Effective Date" means the first date by which all of the events and conditions specified in Paragraph 8.1 of the Stipulation have been met and have occurred.

     1.12 "Effective Time Of The Merger" means the time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the Delaware Code, or at such later time as may be specified in the Certificate of Merger, but in any event no later than ninety (90) days after the Certificate of Merger is filed.

     1.13 "Final" means: (i) the date of final affirmance on an appeal of the Judgment, the expiration of the time for a petition for a writ of certiorari to review the Judgment and, if certiorari be granted, the date of final affirmance of the Judgment following review pursuant to that grant; or (ii) the date of final dismissal of any appeal from the Judgment or the final dismissal of any proceeding on certiorari to review the Judgment; or (iii) if no appeal is filed, thirty (30) days after entry of the Judgment or, if the date for taking an appeal or seeking review shall be extended beyond this time by order of the Court, by operation of law or otherwise, or if such extension is requested, the date of expiration of any extension if any appeal or review is not sought. Any proceeding or order, or any appeal or petition for a writ of certiorari pertaining solely to any plan of allocation, the distribution of the Class Action Settlement Fund, or any portion thereof, and/or application for attorneys' fees, costs or expenses, shall not in any way delay or preclude the Judgment from becoming final.

     1.14 "IDB Defendants" means IDB, Jeffrey P. Sudikoff, Edward R. Cheramy, Joseph M. Cohen, James E. Kolsrud, Peter F. Hartz, Franklin E. Fried, William L. Snelling, David W. Anderson and Rudy Wann.

     1.15 "Individual Defendants" means, as the context requires, the defendants Jeffrey P. Sudikoff, Edward R. Cheramy, Joseph M. Cohen, James E. Kolsrud, Peter
F. Hartz, Franklin E. Fried, William L. Snelling, Ernst Thompke, John S. Reiland, David W. Anderson and Rudy Wann.

     1.16 "Judgment" means the judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit "B."

     1.17 "LDDS" means LDDS Communications, Inc., a Georgia corporation, and all of its predecessors, successors, and all present and former parents, subsidiaries, divisions and related or affiliated entities.

     1.18 "Merger" means the merger of 123 Corp., a wholly owned subsidiary of LDDS ("123 Corp."), into IDB in a transaction that will result in the survival of IDB as a wholly owned subsidiary of LDDS, pursuant to an Agreement and Plan of Merger dated as of August 1, 1994, by and among LDDS, IDB, and 123 Corp.

     1.19 "Person" means an individual, corporation, partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives or assignees.

     1.20 "Plaintiffs' Settlement Counsel" means the co-lead counsel for the Representative Plaintiffs in the Litigation: Milberg Weiss Bershad Hynes & Lerach, William S. Lerach, Keith F. Park, Patrick J. Coughlin, John J. Stoia, Jr., Joy Ann Bull, 600 W. Broadway, Suite 1800, San Diego, California 92101-5050, Telephone 619/231-1058; Corinblit & Seltzer, Marc M. Seltzer, 3700 Wilshire Boulevard, Suite 820, Los Angeles, California 90010, Telephone 213/380-4200; Barrack Rodos & Bacine, Kirk B. Hulett, 600 West Broadway, Suite 1700, San Diego, California 92101, Telephone 619/230-0800; Abbey & Ellis, Arthur Abbey, 212 East 39th Street, New York, New York 10016, Telephone 212/889-3700.

     1.21 "Plan of Allocation" means a plan or formula for processing Settlement Class Members' Proof of Claim and Release forms and for allocation of the Class Action Settlement Fund which shall be described in the "Notice of Pendency and Settlement of Class Action and Derivative Action" to be sent to Settlement Class Members, in connection with the Settlement, whereby the Class Action Settlement Fund shall be distributed to Authorized Claimants after payment of: (i) such attorneys' fees, costs, expenses and interest as may be awarded by the Court;
(ii) expenses of notice and administration of the Settlement; and (iii) any Taxes and Tax Expenses as described in Paragraph 2.6 below. Any Plan of Allocation is not part of the Stipulation and is subject to the terms described in Paragraph 6.4 below.

     1.22 "Related Parties" means each of a Person's past or present directors, officers, employees, partners, principals, agents, underwriters (including, but not limited to, Hambrecht & Quist, Inc., Smith Barney Shearson, Inc., Donaldson Lufkin & Jenrette, Merrill Lynch, Pierce, Fenner & Smith, Inc., Sutro and Co., Inc., and UBS Limited) issuers, insurers, co-insurers, reinsurers, controlling shareholders, any entity in which the Person has a controlling interest, attorneys, accountants, auditors, banks or investment bankers, advisors, personal or legal representatives, predecessors, successors, parents, subsidiaries, divisions, joint ventures, assigns, spouses, heirs, associates, related or affiliated entities, any members of their immediate families, or any trust of which any such Person is the settlor or which is for the benefit of any such Person and/or member(s) of his or her family.

     1.23 (a) "Released Class Claims" shall mean and include any and all claims, causes of action, or liabilities, including but not limited to claims for negligence, gross-negligence, professional negligence, breach of duty of care and/or breach of duty of loyalty, fraud, breach of fiduciary duty, mismanagement, corporate waste, malpractice, breach of contract, negligent misrepresentation, violations of any state or federal common law, statutes, rules or regulations, including claims for aiding or abetting any of the foregoing or conspiring to do the same, and any Unknown Claims as defined in Paragraph 1.32 hereof by or on behalf of the Representative Class Plaintiffs (as defined in Paragraph 1.25 hereof), the Settlement Class (as defined in Paragraph 1.28 hereof), or any Member of the Settlement Class based on or related to his, her or its purchase of

IDB Securities during the Settlement Class Period or any loss by reason thereof against any of the Released Persons arising out of, relating to or in connection with:

               (1) any of the facts, circumstances, allegations, claims, causes of action, representations, statements, reports, disclosures, transactions, events, occurrences, acts, omissions or failures to act, of whatever kind or character whatsoever, irrespective of the state of mind of the actor performing or omitting to perform the same that have been or could have been alleged or described in any pleading, amended pleading, argument, complaint, amended complaint, brief, motion, report or filing in the Litigation;

               (2) any matter, cause or thing whatsoever, including but not limited to any action, omission or failure to act of whatever kind or character, irrespective of the state of mind of the actor performing or omitting to perform the same, arising out of or relating to the adequacy, accuracy or completeness of any disclosure or statement made in any filings, reports, prospectus(es), press releases, statements, representations or announcements concerning IDB's operations, subsidiaries, products, sales, financial condition, plans or prospects (collectively referred to as "public statements") or in any filing with the SEC or any other federal or state governmental agency or regulatory body, or the preparation or dissemination of, or failure to disseminate, any such public statements, at any time during the period of April 27, 1992 through and including August 1, 1994, inclusive, pertaining in any respect to any of the matters that have been or could have been alleged in any pleading, amended pleading, complaint, amended complaint, motion, or filing in the Litigation;

               (3) any of the facts, circumstances, claims, causes of action, representations, statements, reports, disclosures, transactions, events, occurrences, acts or omissions of whatever kind or character whatsoever, regardless of the state of mind of the actor performing or omitting to perform the same that have been or that could have been alleged or made the subject of any claim or action in federal or state court or otherwise under federal law or the law of any state, common law or in equity in any pleading, amended pleading, demand, complaint, amended complaint, motion or filing, relating in any way to the rights of any of the Representative Class Plaintiffs or any Member of the Settlement Class to challenge the fairness or adequacy of the consideration paid to IDB Stockholders, or the accuracy of the disclosures made by the IDB Defendants or LDDS in connection with the Merger.

               (4) Notwithstanding anything otherwise encompassed by Paragraph 1.23(a)(1)-(3), above, the releases given by the Representative Class Plaintiffs and the Settlement Class shall not serve as a bar to any of the Representative Class Plaintiffs or any Member of the Settlement Class receiving additional Merger consideration as an IDB Stockholder should such additional consideration be paid by LDDS to IDB Stockholders in connection with the Merger.

          (b) "Released Derivative Claims" shall mean and include any and all claims, causes of action, demands, rights, or liabilities, including but not limited to, claims for negligence, gross negligence, professional negligence, breach of duty of care and/or breach of duty of loyalty, fraud, breach of fiduciary duty, malpractice, breach of contract, negligent misrepresentation, corporate waste, mismanagement, violations of any state or federal common law, statutes, rules or regulations, including claims for aiding and abetting any of the foregoing or conspiring to do the same, including any Unknown Claims as defined in Paragraph 1.32 herein, that have been or that could have been asserted in this or any other forum by or on behalf of IDB, or by any of IDB Stockholders derivatively on its behalf, against any of the Released Persons arising out of, relating to or in connection with:

               (1) any of the facts, circumstances, allegations, claims, causes of action, representations, statements, reports, disclosures, transactions, events, occurrences, acts, omissions or failures to act, of whatever kind or character whatsoever, irrespective of the state of mind of the actor performing or omitting to perform the same that have been or could have been alleged in any pleading, amended pleading, complaint, amended complaint, brief, motion, report, or filing in the Litigation, including but not limited to the rights of any of the Representative Derivative Plaintiffs or any IDB Stockholder to challenge the fairness and adequacy of the consideration paid to IDB Stockholders or the accuracy of the disclosures made by the IDB Defendants or LDDS in connection with the Merger.

               (2) any claims for expenses, costs or fees incurred by IDB for or on behalf of itself or any of the Released Persons in connection with the investigation, defense, settlement and/or resolution of the Litigation, including, but not limited to, attorneys' fees, costs and any settlement or other expenses (collectively "Defense Expenses");

               (3) the defense, negotiation, settlement or resolution of this Litigation.

               (4) Notwithstanding anything otherwise encompassed by Paragraph 1.23(b)(1)-(3), above, the releases given by the Representative Derivative Plaintiffs and IDB Stockholders shall not serve as a bar to any of the Representative Derivative Plaintiffs or any IDB Stockholder receiving additional Merger consideration as an IDB Stockholder should such additional consideration be paid by LDDS to IDB Stockholders in connection with the Merger.

               (5) Notwithstanding anything in this Paragraph 1.23(b), or any other provision of this Stipulation to the contrary, nothing in this Stipulation shall constitute a release of any claim by LDDS or IDB against any Released Persons, other than the Individual Defendants, including, but not limited to claims for contribution and indemnity.

     1.24 "Released Persons" means each and all of the Defendants, LDDS, and each and all of the Related Parties in each such Related Parties' capacity as a Related Party to a Defendant or LDDS.

     1.25 "Representative Class Plaintiffs" means, as the context requires, Class Plaintiffs Malcolm McClusky, Edward Kaminsky, Andrew Loesberg, Larry R. Romine, Dominic A. Castaldo, Alvie Spencers, Deborah Newman, Theodore Hammerman, Paul H. Hocheiser, Ted Gliwa, Helen Ekstein, Ronald Kassover Pension Plan, Abhay Damley, AnnaLisa Damley, Scott R. Isdaner as Custodian for Remy Scott Isdaner, Ross Harrison Isdaner, Danee Ashton Isdaner and Alexandra Shea Isdaner, Stephen
M. Harnick Profit Sharing Plan, The Pinnacle Fund, Melvin A. Kilmnick, Michael Scott Kilmnick, Jerome Weiss as Beneficiary of the IRA for the Benefit of Jerome Weiss,

Joyce Weiss as Beneficiary of the IRA for the Benefit of Joyce Weiss, Michael Thornton, Ginger Rubey-Thornton, Bryant Keith Lafferty, Kumar Patel, Thomas Chadronet, Bashir Ahmed and Michael S. Hassani.

     1.26 "Representative Derivative Plaintiffs" means, as the context requires, Derivative Plaintiffs Robert S. Muldowney and George G. Steele.

     1.27 "Representative Plaintiffs" means, collectively, the Representative Class Plaintiffs and the Representative Derivative Plaintiffs.

     1.28 "Settlement Class" means all Persons who purchased IDB Securities during the Settlement Class Period. Excluded from the Settlement Class are the Defendants herein, members of the immediate family of each of the Individual Defendants, any entity in which any Defendant has a controlling interest, and the legal representatives, heirs, successors-in-interest or assigns of any excluded party and those persons who timely and validly request exclusion from the Settlement Class pursuant to the "Notice of Pendency and Settlement of Class and Derivative Action" to be sent to the Settlement Class.

     1.29 "Settlement Class Period" means the period commencing on April 27, 1992 through and including August 1, 1994, inclusive.

     1.30 "Settlement Class Member" or "Member of the Settlement Class" means a Person who falls within the definition of the Settlement Class as set forth in Paragraph 1.28 of the Stipulation.

     1.31 "Settling Parties" means, collectively, each of the Defendants and Related Parties who have signed the Stipulation, LDDS, and the Representative Plaintiffs on behalf of themselves and the Members of the Settlement Class, and derivatively on behalf of IDB.

     1.32 "Unknown Claims" means any Released Class Claims or Released Derivative Claims that any Representative Plaintiff or Settlement Class Member does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons that, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this Settlement. With respect to any and all Released Class Claims, upon the Effective Date, the Representative Plaintiffs and the Settlement Class Members shall be deemed to have, and by operation of the Judgment shall have, expressly waived and relinquished, to the fullest extent permitted by law, any and all applicable provisions, rights, and benefits of Section 1542 of the California Civil Code, which provides:

     A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

IDB, the Representative Plaintiffs and the Settlement Class Members, upon the Effective Date, shall be deemed to have and by operation of the Judgment shall have waived any and all applicable provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law that is similar, comparable or equivalent to Section 1542 of the California Civil Code. IDB, the Representative Plaintiffs and Settlement

Class Members may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Class Claims and/or the Released Derivative Claims, but each IDB, Representative Plaintiffs and Settlement Class Members upon the Effective Date, shall be deemed to have, and by operation of the Judgment shall have, fully, finally and forever settled and released any and all Released Class Claims and Released Derivative Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, that now exist or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts, provided, however, that nothing in this Paragraph 1.32 shall constitute a release of any claim by LDDS or IDB against any Released Persons, other than the Individual Defendants, including, but not limited to claims for contribution and indemnity.


          2.   THE SETTLEMENT

     2.1 In payment of the settlement set forth in this stipulation, the principal amount of Seventy-Five Million Dollars ($75,000,000) plus accrued interest as specified below, shall be delivered to the Class Action and Derivative Action Escrow Agents, as detailed in Paragraph 2.1(a) and (b), at the time of final approval by the District Court or on the Effective Time of the Merger, whichever date is later.

Interest will accrue on the $75 million at the rate of 6% per annum from January 1, 1995 to the date on which the entire sum of $75 million plus accrued interest is received by the Class Action and Derivative Action Escrow Agents. If final approval has been entered by the district court and the Effective Time of the Merger has passed, but the sum of $75 million plus interest owed has not been received by the Class Action and Derivative Escrow Agents within 20 days subsequent to the occurrence of these two conditions precedent, Plaintiffs' Settlement Counsel shall have the right, exercisable in their sole discretion, to terminate the Stipulation and the Settlement provided for herein or enforce the Stipulation by motion to the Court.

          (a) DERIVATIVE ACTION SETTLEMENT FUND. The sum of $2.0 million, less any and all advance payments made in accordance with Paragraph 7.3, plus accrued interest from January 1, 1995 will be delivered by LDDS to the Derivative Action Escrow Agent and shall constitute the "Derivative Action Settlement Fund."

          (b) CLASS ACTION SETTLEMENT FUND. The following funds will be delivered to the Class Action Escrow Agent:

               (1) The sum of $73.0 million, less any and all advance payments made in accordance with Paragraphs 3.1 and/or 7.3, plus accrued interest from January 1, 1995, will be delivered by IDB to the Class Action Escrow Agent;

               (2) Upon the Effective Date, the total principal amount and interest thereon in the Derivative Action Settlement Fund, net of awarded attorneys' fees and expenses as provided for in Paragraph 7.2 of this Stipulation (the "Net Derivative Fund"), shall be delivered by the Derivative Action Escrow Agent to the Class Action Escrow Agent;

               (3) The funds delivered to the Class Action Escrow Agent pursuant to Paragraphs 2.1(b)(1) and 2.1(b)(2) above, together with interest thereon, shall constitute the "Class Action Settlement Fund."

     2.2 The Class Action and Derivative Action Escrow Agents shall invest the Class Action and Derivative Action Settlement Funds deposited pursuant to Paragraph 2.1 above in short-term instruments backed by the full faith and credit of the United States Government or fully insured by the United States Government or an agency thereof and shall reinvest the proceeds of these instruments as they mature in similar instruments at their then current market rates.

     2.3 Before the Effective Date, the Class Action and Derivative Action Escrow Agents shall not disburse any portion of the Class Action and Derivative Action Settlement Funds except as provided in the Stipulation, or with the written agreement of counsel for IDB and Plaintiffs' Settlement Counsel or pursuant to an order of the Court.

     2.4 Subject to such further orders and/or directions as may be made by the Court, after the Effective Date, the Class Action and Derivative Action Escrow Agents are authorized to execute such transactions on behalf of the Settlement Class Members as are consistent with the terms of the Stipulation.

     2.5 All funds held by the Class Action and Derivative Action Escrow Agents shall be deemed and considered to be in CUSTODIA LEGIS of the Court, and shall remain subject to the jurisdiction of the Court, until such time as such funds shall be distributed after the Effective Date and pursuant to the Stipulation.

     2.6 (a) The Settling Parties and the Class Action and Derivative Action Escrow Agents agree to treat the Class Action and Derivative Action Settlement Funds as being at all times as one or more "qualified settlement funds" within the meaning of Treas. Reg. Section 1.468B-l. In addition, the Class Action and Derivative Action Escrow Agents and, as required, the Settling Parties shall jointly and timely make such elections as necessary or advisable to carry out the provisions of this Paragraph 2.6, including the "relation-back election" (as defined in Treas. Reg. Section 1.468B-1) back to the earliest permitted date. Such elections shall be made in compliance with the procedures and requirements contained in such regulations. It shall be the responsibility of the Class Action and Derivative Action Escrow Agents to timely and properly prepare, and deliver the necessary documentation for signature by all necessary parties, and thereunder to cause the appropriate filing to occur.

          (b) For the purposes of Section 468B of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, the "administrator" shall be the Class Action and Derivative Action Escrow

Agents. The Class Action and Derivative Action Escrow Agents shall timely and properly file all informational and other tax returns necessary or advisable with respect to the Class Action and Derivative Action Settlement Funds (including without limitation the returns described in Treas. Reg. Section 1.468B-2(k)). Such returns (as well as the election described in Paragraph 2.6(a)) shall be consistent with this Paragraph 2.6 and in all events shall reflect that all taxes (including any interest or penalties) on the income earned by the Class Action and Derivative Action Settlement Funds shall be paid out of the Class Action and Derivative Action Settlement Funds as provided in Paragraph 2.6(c) hereof.

          (c) All (i) taxes (including any interest or penalties) arising with respect to the income earned by the Class Action and Derivative Action Settlement Funds, including any taxes or tax detriments that may be imposed upon LDDS and/or the Defendants with respect to any income earned by the Class Action and Derivative Action Settlement Funds for any period during which the Class Action and Derivative Action Settlement Funds do not qualify as a "qualified settlement fund" for Federal or state income tax purposes ("Taxes"); and (ii) expenses and costs incurred in connection with the operation and implementation of this Paragraph 2.6 (including, without limitation, expenses of tax attorneys and/or accountants and mailing and distribution costs and expenses relating to filing (or failing to file) the returns described in this Paragraph 2.6) ("Tax Expenses"), shall be paid out of the Class Action and Derivative Action
Settle-
ment Funds; in all events LDDS and the Defendants shall have no liability or responsibility for the Taxes or the Tax Expenses. The Class Action and Derivative Action Escrow Agents shall indemnify and hold LDDS and the Defendants harmless for Taxes and Tax Expenses (including, without limitation, taxes payable by reason of any such indemnification). In the event that any income earned by the Settlement Fund is under applicable Federal or state income tax law (as reasonably determined by LDDS and/or the Defendants by the last date on which Settlement Class Members are permitted to submit Proofs of Claim) includible in the taxable income of LDDS or Defendants or any of them, the amount of indemnification due hereunder shall be equal to the product of (i) the amount of such income inclusion (increased by any additional amounts includible in income as a result of this indemnification) and (ii) as to LDDS or each Defendant deemed subject to taxation, the tax rate (before credits) applicable on ordinary taxable income before net operating loss carryovers for LDDS or such Defendant for the taxable year in which indemnification hereunder becomes due and payable. Further, Taxes and Tax Expenses shall be treated as, and considered to be, a cost of administration of the Settlement and shall be timely paid by the Class Action and Derivative Action Escrow Agents out of the Class Action and Derivative Action Settlement Funds without prior order from the Court and the Class Action and Derivative Action Escrow Agents shall be obligated (notwithstanding anything herein to the contrary) to withhold from distribution to class members any funds necessary to pay such amounts including the establishment of adequate reserves for any such contingent Taxes and Tax Expenses (as well as any amounts that may be required to be withheld under Treas. Reg. Section l.468B-2(l)(2)); LDDS and the Defendants are not responsible and shall have no liability therefor. The Settling Parties agree to cooperate with the Class Action and Derivative Action Escrow Agents, each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of this Paragraph 2.6.

          (d) For the purpose of this Paragraph 2.6, references to the Class Action and Derivative Action Settlement Funds shall include the Class Action and Derivative Action Settlement Funds and the Class and Derivative Notice and Administration Fund and shall also include any earnings thereon.

     2.7 In the event that the Stipulation is not approved, or is terminated or cancelled, or the Effective Date fails to become effective for any reason, the Class Action and Derivative Action Settlement Funds (including accrued interest) less reasonable and appropriate out-of-pocket costs (E.G. not attorneys' fees) actually incurred or due and owing in connection with the Settlement provided for herein, shall be refunded as described in Paragraph 8.6 below.

     2.8 IDB agrees, warrants and represents that it has concluded and is satisfied that the consideration received for the settlement of the Released Derivative Claims on the terms and conditions set forth in this Stipulation constitutes reasonably equivalent value for the release of the Released Derivative Claims.

     2.9 The Defendants who have signed the Stipulation hereby consent to the conditional certification of the Settlement Class, as defined in Paragraph 1.28 of this Stipulation, solely for purposes of the Settlement set forth herein.

     2.10 If (i) a case is commenced by or against a transferor of funds to the Class Action Settlement Fund or the Derivative Action Settlement Fund under Title 11 of the United States Code (Bankruptcy), or a trustee, receiver or conservator is appointed under any similar law, and (ii) a court of competent jurisdiction enters a final order determining that the transfer of the funds under the Stipulation by such transferor or on behalf of a Defendant to be a preference, void or voidable transfer, fraudulent conveyance or similar transaction, and if such trustee, receiver or conservator recovers such funds then, the release given and Judgment entered against Defendants pursuant to this Stipulation, at the election of Plaintiffs' Settlement Counsel, shall be null and void.


          3.   NOTICE AND ADMINISTRATION FUND

     3.1 Prior to the transfer of the Class Action and Derivative Action Settlement Funds to the Class Action and Derivative Action Escrow Agents, IDB shall advance the reasonable costs actually incurred up to and not exceeding $150,000 in providing notice of the Settlement to the Settlement Class and IDB Stockholders. Such amounts actually paid shall be credited against the amount of the Class Action Settlement Fund.

     3.2 The Notice and Administration Fund may also be invested and earn interest as provided for in Paragraph 2.2 of this Stipulation. Any unused portion of the Notice Administration Fund shall be returned to the Class Action Settlement Fund.


          4.   NOTICE ORDER AND SETTLEMENT HEARING

     4.1 Promptly after execution of the Stipulation, but in no event later than ten days after the Stipulation is signed (unless such time is extended by the written agreement of Plaintiffs' Settlement Counsel and counsel for IDB), the Settling Parties shall submit the Stipulation together with its Exhibits to the Court and shall jointly apply for entry of an order (the "Notice Order"), substantially in the form of Exhibit "A" hereto, requesting, INTER ALIA, approval for the mailing to the Settlement Class and IDB Stockholders of settlement notices that shall include the general terms of the Settlement set forth in the Stipulation, the proposed Plan of Allocation, the general terms of the Fee and Expense Applications (as set forth in Paragraph 7.1, below) and the date of the Settlement Hearing.

     4.2 The Settling Parties shall also request that after notice is given, the Court hold a hearing (the "Settlement Hearing") and approve the Settlement of the Litigation as set forth herein. At or after the Settlement Hearing, Plaintiffs' Settlement Counsel also will request that the Court approve the Proposed Plan of Allocation and the Fee and Expense Applications.

     4.3 The Notice Order shall specifically include provisions that, among other things, will:

          (a) Preliminarily approve the Stipulation and the Settlement set forth herein as being fair, reasonable and adequate to the Settlement Class, and to IDB and IDB Stockholders;

          (b) Certify the Settlement Class subject to the terms and conditions set forth herein;

          (c) Approve the form of (1) Notice of Pendency and Settlement of Class Action ("Class Notice") (substantially in the form of Exhibit "A-1" hereto) for mailing to Members of the Settlement Class and (2) Notice of Pendency and Settlement of Derivative Action ("Derivative Notice")(substantially in the form of Exhibit "A-2" hereto) for mailing to IDB Stockholders;

          (d) Approve the form of Proof of Claim and Release ("Proof of Claim and Release") (substantially in the form of Exhibit "A-3" hereto) for mailing to Members of the Settlement Class;

          (e) Approve a summary notice of the proposed settlement for publication (the "Summary Notice") (substantially in the form of Exhibit "A-4" hereto);

          (f) Direct Plaintiffs' Settlement Counsel to (1) mail or cause to be mailed by first class mail the Class Notice and the Proof of Claim and Release to those Persons in the Settlement Class who can be identified through reasonable effort, on or before the date specified in the Notice Order, and (2) mail or caused to be mailed by first class mail the Derivative Notice to those IDB Stockholders who can be identified through reasonable effort, on or before the date specified in the Notice Order;

          (g) Request that nominees who purchased IDB Securities during the Settlement Class Period, or held IDB Common Stock for

IDB Stockholders, send the Class Notice and Proof of Claim and Release form or the Derivative Notice, as the case may be, to all beneficial owners of such IDB Securities within ten (10) days after receipt of the Class Notice or Derivative Notice, send a list of the names and addresses of such beneficial owners to Plaintiffs' Settlement Counsel within ten (10) days of receipt of the Class Notice or Derivative Notice and advise such nominees that their costs of providing the Class Notice and Proof of Claim and Release form or Derivative Notice to such beneficial owners will be reimbursed from the Settlement Fund;

          (h) Direct Plaintiffs' Settlement Counsel to cause the Summary Notice to be published once in the national edition of THE WALL STREET JOURNAL on or before the date specified in the Notice Order;

          (i) Provide that Settlement Class Members who wish to participate in the Settlement provided for in this Stipulation shall complete and file a Proof of Claim and Release form pursuant to the instructions contained therein;

          (j) Provide that Settlement Class Members who wish to exclude themselves from the Settlement Class must do so in accordance with the instructions set forth in the Class Notice;

          (k) Find that the notice given pursuant to subparagraphs (b)-(j) above, constitutes the best notice practicable under the circumstances, including individual notice to all Persons in the Settlement Class and all IDB Stockholders who can be identified upon reasonable effort, and constitutes valid, due and sufficient notice to all Members of the Settlement Class and all IDB Stockholders, complying fully with the requirements of Rules 23 and

23.1 of the Federal Rules of Civil Procedure, the Constitution of the United States, and any other applicable law;

          (l) Schedule the Settlement Hearing to be held by the Court to consider and determine whether the proposed Settlement of the Litigation as contained in the Stipulation should be approved as fair, reasonable and adequate to the Settlement Class, IDB and IDB Stockholders and whether the Judgment approving the Settlement should be entered;

          (m) Provide that at or after the Settlement Hearing, the Court shall determine whether the proposed Plan of Allocation should be approved and enter an order thereon;

          (n) Provide that at or after the Settlement Hearing, the Court shall determine whether and in what amount attorneys' fees and reimbursement of costs and expenses should be awarded to Representative Plaintiffs' counsel and enter an order thereon;

          (o) Provide that pending final determination of whether the Settlement contained in the Stipulation should be approved, neither the Representative Plaintiffs, nor any Settlement Class Member nor any IDB Stockholder, either directly, representatively or in any other capacity, shall commence or prosecute any action or proceeding in any court or tribunal asserting any of the Released Class Claims or Released Derivative Claims against any of the Released Persons.

          (p) Provide that any objections to: (i) the proposed Settlement contained in the Stipulation; (ii) entry of the Judgment approving the Settlement; (iii) the proposed Plan of Allocation or entry of any order approving same; or (iv) Representative Plaintiffs' counsel's Fee and Expense Application, or entry of an order approving same, shall be heard and any papers submitted in support of said objections shall be considered by the Court at the Settlement Hearing only if, on or before the date specified in the Notice Order, Class Notice, and Derivative Notice, Settlement Class Members or IDB Stockholders making such objections shall file and serve notice of their intention to appear and copies of all papers in support of their position (which shall set forth each objection and the basis therefor) as set forth in the Notice Order, Class Notice, and Derivative Notice;

          (q) Provide that, in accordance with Paragraph 5, upon the occurrence of the Effective Date, all Settlement Class Members, whether or not they file a Proof of Claim and Release, shall be barred from asserting any Released Class Claims against any of the Released Persons and each and all Settlement Class Member(s) shall conclusively be deemed to have released any and all such Released Class Claims as against all of the Released Persons; and also provide that, upon the occurrence of the Effective Date, all Representative Derivative Plaintiffs, IDB and IDB Stockholders shall be barred from asserting any Released Derivative Claims against any of the Released Persons and each and all Representative Derivative Plaintiffs, IDB and IDB Stockholders shall conclusively be deemed to have released any and all such Released Derivative Claims as against all of the Released Persons;

          (r) Provide that the Settlement Hearing may, from time to time and without further notice to the Settlement Class or IDB Stockholders, be continued or adjourned by order of the Court; and

          (s) Provide that, whether or not the Effective Date occurs, any Member of the Settlement Class who does not properly and timely request exclusion from the Settlement Class shall be bound by any and all judgments or settlements entered or approved by the Court, whether favorable or unfavorable to the Settlement Class.

          5.   RELEASES

     5.1 Upon the Effective Date, as defined in Paragraph 1.11, the Representative Class Plaintiffs and all members of the Settlement Class shall be deemed to have, and by operation of judgment shall have, fully, finally and forever released, relinquished and discharged all Released Class Claims against the Released Persons, whether or not any such Representative Class Plaintiff or Settlement Class Member executes and delivers the Proof of Claim and Release.

     5.2 Upon the Effective Date, as defined in Paragraph 1.11, the Representative Derivative Plaintiffs, IDB and all IDB Stockholders shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged all Released Derivative Claims against the Released Persons, provided, however, that nothing in this Paragraph 5.2 shall constitute a release of any claim by LDDS or IDB against any other Released Persons, other than the Individual Defendants, including, but not limited to claims for contribution and indemnity.

     5.3 A Representative Class Plaintiff or Settlement Class Member shall not be deemed to be an Authorized Claimant, and shall not be entitled to receive any portion of or distribution from the Settlement Fund unless he, she, or it has executed and delivered a Proof of Claim and Release form, in the form attached hereto as Exhibit A-3.

     5.4 Upon the Effective Date, as defined in Paragraph 1.11, each of the Defendants and Related Parties who have signed the Stipulation shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Settlement Class Members, the Representative Plaintiffs and counsel to the Representative Plaintiffs, each only in their capacity as such, from all claims arising out of, relating to, or in connection with the institution, prosecution, assertion or resolution of the Litigation or the Released Class Claims or Released Derivative Claims.


          6. ADMINISTRATION AND CALCULATION OF CLAIMS, FINAL AWARDS AND SUPERVISION AND DISTRIBUTION OF THE CLASS ACTION SETTLEMENT FUND

     6.1 Plaintiffs' Settlement Counsel, or their authorized agents (including the Class Action Escrow Agent), acting on behalf of the Settlement Class, and subject to the terms of the Stipulation and Plan of Allocation, and such supervision and direction by the Court as may be necessary or required by the circumstance, shall administer and calculate the claims submitted by Settlement Class Members and, after the Effective Date, shall oversee distribution of the Net Class Action Settlement Fund (defined below) to Authorized Claimants.

     6.2  The Class Action Settlement Fund shall be applied as follows:

          (a) To pay counsel to Representative Plaintiffs the attorneys' fees, expenses and costs with interest thereon (the "Class Fee and Expense Award"); and

          (b) To establish the Notice and Administration Fund as described in Paragraph 3.1 above; and

          (c) To pay all Taxes and Tax Expenses described in Paragraph 2.6 above; and

          (d) To distribute the balance of the Class Action Settlement Fund (the "Net Class Action Settlement Fund") to Authorized Claimants as allowed by the Stipulation, the Plan of Allocation or the Court.

     6.3 After the occurrence of the Effective Date and in accordance with the terms of the Stipulation, the Plan of Allocation, or such further approval and further order(s) of the Court as may be necessary or as circumstances may require, the Net Class Action Settlement Fund shall be distributed to Authorized Claimants, subject to and in accordance with the following:

          (a) Within one hundred twenty (120) days after the mailing of the Class Notice or such other time as may be set by the Court, each Person claiming to be an Authorized Claimant shall be required to submit to the claims administrator a separate completed Proof of Claim and Releases as attached to the Class Notice and substantially in the form of Exhibit "A-3" hereto, signed under penalty of perjury and supported by such documents as specified in the Proof of Claim and Releases and as are reasonably available to the Authorized Claimant.

          (b) Except as otherwise ordered by the Court, all Settlement Class Members who fail to timely submit a Proof of Claim and Releases within such period, or such other period as may be ordered by the Court, shall be forever barred from receiving any payments pursuant to the Stipulation and the Settlement set forth herein, but will in all events and other respects be subject to and bound by the provisions of the Stipulation, the Settlement and releases contained herein, and the Judgment.

          (c) The Net Class Action Settlement Fund shall be distributed to the Authorized Claimants in accordance with a Plan of Allocation to be described in the Class Notice mailed to Settlement Class Members.

     6.4 The Defendants, the Related Parties and LDDS shall have no responsibility for, interest in, or liability whatsoever with respect to the investment or distribution of the Net Class Action Settlement Fund, the Plan of Allocation, the determination, administration, calculation or payment of claims, the payment or withholding of taxes, or any losses incurred in connection therewith.

     6.5 No Person shall have any claim against Plaintiffs' Settlement Counsel or any claims administrator or other agent designated by Plaintiffs' Settlement Counsel or Defendants or LDDS or any of their counsel based on distributions made substantially in accordance with the Stipulation and the Settlement contained herein, the Plan of Allocation, or further orders of the Court.

     6.6 It is understood and agreed by the Settling Parties that any proposed Plan of Allocation of the Net Settlement Fund including, but not limited to, any adjustments to an Authorized Claimant's Claim set forth therein, is not a part of the Stipulation and is to be considered by the Court separately from the Court's consideration of the fairness, reasonableness and adequacy of the Settlement set forth in the Stipulation, and any order, appeal or proceedings relating to the Plan of Allocation, the distribution or use of the Settlement Fund, or the determination of an Authorized Claim shall not operate to terminate or cancel the Stipulation or affect or delay the finality of the Court's Judgment approving the Stipulation and the Settlement set forth herein, or any other orders entered pursuant to the Stipulation.


          7. REPRESENTATIVE PLAINTIFFS' COUNSEL'S ATTORNEYS' FEES AND REIMBURSEMENT OF EXPENSES FROM THE CLASS ACTION AND DERIVATIVE ACTION SETTLEMENT FUNDS

     7.1 The Representative Plaintiffs or their counsel may submit an application or applications (the "Class Fee and Expense Application") for distributions to them from the Class Action Settlement Fund for: (i) attorneys' fees of up to one-third of the Class Action Settlement Fund; plus (ii) reimbursement of their expenses and costs including the fees of any experts or consultants incurred in connection with prosecuting the Class Claims in the Litigation, plus interest on such attorneys' fees, costs and expenses at the same rate and for the same periods as earned by the Class Action Settlement Fund, as may be awarded by the Court. Representative Plaintiffs' counsel reserve the right to make additional applications, after the Effective Date, for fees and expenses payable to the extent awarded by the Court from the Settlement Fund.

     7.2 In connection with the Derivative Claims, Representative Plaintiffs' counsel may file an application for attorneys' fees, costs and expenses ("Derivative Fees and Expenses"), to be paid out of the Derivative Action Settlement Fund, in an amount not to exceed $500,000, plus interest at the same rate and for the same periods as earned by the Derivative Action Settlement Fund.

     7.3 The attorneys' fees, expenses and costs, including the fees of experts and consultants, as awarded by the Court (the "Class Fee and Expense Award"), shall be paid to Plaintiffs' Settlement Counsel from the Class Action Settlement Fund after the Effective Time of the Merger, but within three (3) business days after the Court executes an order awarding such fees and expenses. In the event that the Court executes an order awarding such fees and expenses before the Effective Time of the Merger, the Class Fee and Expense Award shall be paid to Plaintiffs' Settlement Counsel from the Class Action Settlement Fund within
three (3) business days after the Effective Time of the Merger.   Plaintiffs'
Settlement Counsel shall thereafter allocate the Class Fee and Expense Award amongst Representative Plaintiffs' Counsel in a manner in which they in good faith believe reflects the contributions of such counsel to the prosecution and settlement of the Litigation. Likewise, the Derivative Fees and Expenses shall be paid from the Derivative Action Settlement Fund after the Effective Time of the Merger, but within three (3) business days after the Court executes an order awarding such fees and expenses. In the event that the Court executes an order awarding such fees and expenses before the Effective Time of the Merger, the Derivative Fee and Expense Award shall be paid to Plaintiffs' Settlement Counsel from the Derivative Action Settlement Fund within three (3) business days after the Effective Time of the Merger. In the event that the Effective Date does not occur, or the Judgment or the order making the Class Fee and Expense Award or Derivative Fees and Expenses is reversed or modified on appeal, and in the event that the Class Fee and Expense Award or Derivative

Fees and Expenses have been paid to any extent, then Representative Plaintiffs' counsel shall within five (5) business days from receiving notice from counsel for IDB and/or LDDS, or from a court of appropriate jurisdiction, refund to the Class Action and Derivative Action Settlement Funds the fees, expenses and costs previously paid to them from the Class Action and Derivative Action Settlement Funds, in an amount consistent with such reversal or modification, with interest thereon at the same average rate as earned on the balance of the Class Action and Derivative Action Settlement Funds from the date on which any portion of the Class Fee and Expense Award or the Derivative Fees and Expenses was first paid. Each such Representative Plaintiffs' counsel's law firm, as a condition of receiving such fees and expenses, on behalf of itself and each partner and/or shareholder of it, agrees that the law firm and its partners and/or shareholders are subject to the jurisdiction of the Court for the purpose of enforcing this Paragraph 7.3 of the Stipulation. Without limitation, each such law firm and its partners and/or shareholders agree that the Court may, upon application of counsel for IDB and/or LDDS and on notice to Plaintiffs' Settlement Counsel, summarily issue orders, including but not limited to, judgments and attachment orders, and may make appropriate findings of or sanctions for contempt, against them or any of them should such law firm fail timely to repay fees and expenses pursuant to this Paragraph 7.3 of the Stipulation.

     7.4 The procedure for and the allowance or disallowance by the Court of the Class Fee and Expense Award or the Derivative Fees and Expenses are not part of the Settlement set forth in the Stipulation, and are to be considered by the Court separately from the Court's consideration of the fairness, reasonableness and adequacy of the Settlement set forth in the Stipulation, and any order or proceedings relating to the Class Fee and Expense Application or the Derivative Fees and Expenses, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to terminate or cancel the Stipulation, or affect or delay the finality of the Judgment approving the Stipulation and the Settlement of the Litigation set forth herein.

          8. CONDITIONS OF SETTLEMENT, EFFECT OF DISAPPROVAL, CANCELLATION OR TERMINATION

     8.1 Subject to the provisions below, the Effective Date of the Stipulation shall be the first day by which all of the following events shall have occurred:

          (a) The contributions to the Class Action and Derivative Action Settlement Funds as required by Paragraph 2.1 above shall have been timely made;

          (b) the Effective Time of the Merger, as defined in Paragraph 1.12, shall have occurred;

          (c) The Court has entered the Notice Order, as required by Paragraph 4, above;

          (d) The Court has entered the Judgment, or a judgment substantially in the form of Exhibit "B";

          (e) The Judgment in the Litigation has become Final, as defined in Paragraph 1.13 above; and

          (f) Both the STEELE Action and the HASSANI Action have been dismissed.

     8.2 Upon the occurrence of all of the events referenced in Paragraph 8.1 above, any and all interest or right of Defendants in or to the Class Action and Derivative Action Settlement Funds shall be absolutely and forever extinguished.

     8.3 If prior to the Settlement Hearing, Persons who otherwise would be members of the Settlement Class have filed with the Court timely requests for exclusion ("Requests for Exclusion") from the Settlement Class in accordance with the provisions of the Notice Order and the Class Notice given pursuant thereto, and such Persons in the aggregate have a Potential Claim Amount (as that term is defined in the Supplemental Agreement) in an amount greater than the sum specified in the separate Supplemental Agreement between the Parties, IDB and LDDS shall have, in their sole and absolute discretion, the option to terminate this Stipulation in accordance with the procedures set forth in the Supplemental Agreement. The Supplemental Agreement will not be filed with the Court unless and until a dispute among the Settling Parties concerning its interpretation or application arises and in that event it shall be filed and maintained with the Court under seal. Copies of all Requests for Exclusion received, together with copies of all written revocations of Requests for Exclusion shall be delivered to counsel for IDB and LDDS no later than five court days before the Settlement Hearing(s).

     8.4 Neither a modification nor reversal on appeal of (i) any amount of attorneys' fees, costs, expenses and/or interest awarded by the Court to the Representative Plaintiffs or their counsel from the Class Action and Derivative Action Settlement Funds or (ii) the Plan of Allocation shall constitute grounds for cancellation and termination of this Stipulation.

     8.5 If any of the conditions specified in Paragraph 8.1 are not met, then the Stipulation shall be cancelled and terminated unless Plaintiffs' Settlement Counsel and counsel for IDB and LDDS mutually agree in writing to proceed with the Stipulation.

     8.6 In the event the Stipulation shall terminate, or be cancelled, or shall not become effective for any reason, within five (5) business days after written notification of such event is sent by counsel for IDB and/or LDDS or Plaintiffs' Settlement Counsel to the Class Action and Derivative Action Escrow Agents, the Class Action and Derivative Action Settlement Funds (including accrued interest), plus any amount then remaining in the Notice and Administration Fund (including accrued interest), less expenses and any costs which have either been disbursed from the Notice and Administration Fund pursuant to Paragraph 3 hereto, or are determined to be chargeable to the Notice and Administration Fund, shall be refunded by the Class Action and Derivative Action Escrow Agents pursuant to written instructions from counsel for IDB and LDDS. In such event IDB and/or LDDS shall be entitled to any tax refund owing to the Class Action and Derivative Action Settlement Funds. At the request of IDB and/or LDDS, the Class Action and Derivative Action Escrow Agents or their designee shall apply for any such refund and pay the proceeds, after deduction of any fees or expenses incurred in connection with such application(s) for refund, to IDB and LDDS.

     8.7 A condition precedent to this Settlement is the consummation of the Merger. In the event that the Merger is cancelled or otherwise fails to occur for any reason whatsoever, or the Stipulation is not approved by the Court, or the Settlement set forth in the Stipulation is terminated or fails to become effective in accordance with its terms, this Stipulation and all negotiations and proceedings relating hereto shall be without prejudice as to the rights of any and all parties or Related Parties hereto, who shall be restored to their respective positions in the Litigation prior to the execution of the Stipulation. In such event, the terms and provisions of the Stipulation, with the exception of Paragraphs 2.2-2.7, 7.3, 8.5-8.8, 9.2, 9.3, 9.9-9.12 herein, shall have no further force and effect with respect to the Representative Plaintiffs, the Settlement Class, IDB, IDB Stockholders or the Released Persons and shall not be used in this Litigation or in any other proceeding for any purpose and any Judgment or Order entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, NUNC PRO TUNC. No order of the Court or modification or reversal on appeal of any order of the Court concerning the amount of the Class Fee and Expense Award or Derivative Fees and Expenses shall constitute grounds for cancellation or termination of the Stipulation.

     8.8 If the Effective Date does not occur, or if the Stipulation is terminated pursuant to its terms, neither the Representative Plaintiffs nor any of their counsel shall have any obligation to repay any amounts actually and properly disbursed from the Notice and Administration Fund. In addition, any expenses already incurred and properly chargeable to the Notice and Administration Fund pursuant to Paragraph 3 hereof at the time of such termination or cancellation but which have not been paid, shall be paid by the Class Action and Derivative Action Escrow Agents in accordance with the terms of the Stipulation prior to the balance being refunded in accordance with Paragraph 8.6 above.

          9.   MISCELLANEOUS PROVISIONS

     9.1 The Settling Parties (a) acknowledge that it is their intent to consummate this agreement; and (b) agree to cooperate to the extent necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the terms and conditions of the Stipulation.

     9.2 In the event this Stipulation shall be cancelled as set forth in paragraph 8.6 hereof, the Settling Parties shall, within two weeks of such cancellation, jointly request a status conference with the Court to be held on the Court's first available date. At such status conference, the Settling Parties shall ask the Court's assistance in scheduling continued proceedings in the Litigation as between the Settling Parties. Pending such status conference or the expiration of 60 days from the Settling Parties' joint request for a status conference, whichever occurs first, none of the Settling Parties shall file or serve any further motions or discovery requests on any of the other Settling Parties in connection with this Litigation nor shall any response be due by any Settling Party to any outstanding discovery by any other Settling Party.

     9.3 Neither the Stipulation, including Exhibits, nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (i) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of any Person; or (ii) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any Person in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal, other than in such proceedings as may be necessary to consummate or enforce the Stipulation, the Settlement or the Judgment, except that LDDS or the Defendants or the Related Parties may file the Stipulation and/or the Judgment and/or any other applicable document in any action or proceeding that may be brought against any of them or any of their Related Parties in order to support a defense or counterclaim based on principles of RES JUDICATA, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

     9.4 The Settling Parties and their counsel, and each of them, agree, to the extent permitted by law, that all agreements made and orders entered during the course of the Litigation relating to the confidentiality of information shall survive this Stipulation.

     9.5 All of the Exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

     9.6 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all signatories hereto.

     9.7 The Stipulation and its Exhibits constitute the entire agreement between the Settlement Class Members, IDB Stockholders and Plaintiffs' Settlement Counsel, on the one hand, and the Released Persons who have signed the Stipulation on the other hand, and no representations, warranties or inducements have been made concerning the Stipulation or its Exhibits as between the Settlement Class Members, IDB Stockholders and Plaintiffs'

Settlement Counsel, on the one hand, and the Released Persons who have signed the Stipulation on the other hand, other than the representations, warranties and covenants contained and memorialized in such documents.

     9.8 Each counsel or other Person executing the Stipulation or any of its Exhibits on behalf of any party hereto hereby warrants that such person has the authority to do so.

     9.9 The Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of original executed counterparts shall be filed with the Court.

     9.10 The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and the other Related Parties.

     9.11 The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and all parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation.

     9.12 The Stipulation and the Exhibits hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of California, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of California without giving effect to that State's choice of law principles.

     9.13 The Milberg, Weiss Law Firm represents that it is authorized to sign the Stipulation on behalf of all of Plaintiffs' Settlement Counsel and that all of Plaintiffs' Settlement Counsel have consented to be bound by the terms of the Stipulation.

     IN WITNESS WHEREOF, the parties hereto have caused the Stipulation to be executed by their duly authorized attorneys.

                                                  MILBERG WEISS BERSHAD
                                                    HYNES & LERACH
                                                  WILLIAM S. LERACH
                                                  KEITH F. PARK
                                                  PATRICK J. COUGHLIN
                                                  JOY ANN BULL



                                                  ______________________________
                                                       PATRICK J. COUGHLIN

                                                  600 West Broadway, Suite 1800
                                                  San Diego, CA  92101
                                                  Telephone:  619/231-1058

                                                  MILBERG WEISS BERSHAD
                                                    HYNES & LERACH
                                                  JOHN J. STOIA, JR.
                                                  222 Kearny Street
                                                  10th Floor
                                                  San Francisco, CA  94108
                                                  Telephone:  415/288-4545

                                                  BARRACK, RODOS & BACINE
                                                  KIRK B. HULETT
                                                  LISA C. ATKINSON
                                                  600 West Broadway, Suite 1700
                                                  San Diego, CA  92101
                                                  Telephone:  619/230-0800

                                                  ABBEY & ELLIS
                                                  ARTHUR N. ABBEY
                                                  212 East 39th Street
                                                  New York, NY  10016
                                                  Telephone:  212/889-3700

                                                  CORINBLIT & SELTZER
                                                  MARC M. SELTZER
                                                  3700 Wilshire Boulevard
                                                  Suite 820
                                                  Los Angeles, CA  90010
                                                  Telephone:  213/380-4200

                                                  Co-Lead Counsel for Plaintiffs

                                                  LIEFF, CABRASER & HEIMANN
                                                  JAMES M. FINBERG
                                                  WILLIAM M. AUDET
                                                  MELANIE M. PIECH
                                                  Embarcadero Center West
                                                  275 Battery Street
                                                  30th Floor
                                                  San Francisco, CA  94111
                                                  Telephone:  415/956-1000

                                                  GOODKIND LABATON RUDOFF
                                                    & SUCHAROW
                                                  LAWRENCE A. SUCHAROW
                                                  LYNDA J. GRANT
                                                  100 Park Avenue, 12th Floor
                                                  New York, NY  10017
                                                  Telephone:  212/907-0700

                                                  LAW OFFICES OF GERALD GARBER
                                                  GERALD GARBER, ESQ.
                                                  75 Meadow Woods Road
                                                  Great Neck, NY  11020
                                                  Telephone:  516/487-4628

                                                  Attorneys for Plaintiff Edward
                                                  Kaminsky

                                                  BERNSTEIN LITOWITZ BERGER &
                                                    GROSSMANN
                                                  JEFFREY A. KLAFTER
                                                  1285 Avenue of the Americas
                                                  33rd Floor
                                                  New York, NY  10019
                                                  Telephone:  212/554-1400

                                                  Attorneys for Plaintiff
                                                  Malcolm McClusky

                                                  LAW OFFICES OF STEVEN E.
                                                    CAULEY
                                                  STEVEN E. CAULEY
                                                  400 W. Capitol, Suite 1731
                                                  Little Rock, AR  72201
                                                  Telephone:  501/375-1200

                                                  Attorney for Plaintiff Larry
                                                  R. Romine

                                                  PRONGAY & MIKOLAJCZYK
                                                  KEVIN M. PRONGAY
                                                  EUGENE MIKOLAJCZYK
                                                  881 Alma Real Drive
                                                  Suite 211
                                                  Pacific Palisades, CA  90272
                                                  Telephone:  310/573-3600

                                                  OSTRAGER, CHONG & FLAHERTY
                                                  GLENN F. OSTRAGER
                                                  300 Park Avenue, 25th Floor
                                                  New York, NY  10022
                                                  Telephone:  212/826-6565

                                                  BRAGAR & WEXLER
                                                  PAUL D. WEXLER
                                                  900 Third Avenue, 12th Floor
                                                  New York, NY  10022
                                                  Telephone:  212/308-5858

                                                  Attorneys for Plaintiff Andrew
                                                  Loesberg

                                                  WOLF HALDENSTEIN ADLER
                                                    FREEMAN & HERZ
                                                  FRANCIS M. GREGOREK
                                                  600 West Broadway, Suite 1800
                                                  San Diego, CA  92101
                                                  Telephone:  619/338-4599

                                                  Attorneys for Plaintiff Alvie
                                                  Spencers

                                                  LAW OFFICES OF JOSEPH H.
                                                    WEISS
                                                  JOSEPH H. WEISS
                                                  319 Fifth Avenue
                                                  New York, NY  10016
                                                  Telephone:  212/532-4171

                                                  LAW OFFICES OF JOSEPH H.
                                                    WEISS
                                                  KEVIN J. YOURMAN
                                                  1800 Avenue of the Stars
                                                  Suite 1000
                                                  Los Angeles, CA  90067
                                                  Telephone:  310/277-1574

                                                  Attorneys for Plaintiff
                                                  Deborah Newman

                                                  ZWERLING, SCHACHTER & ZWERLING
                                                  ROBERT S. SCHACHTER
                                                  767 Third Avenue
                                                  New York, NY  10017-2023
                                                  Telephone:  212/223-3900

                                                  Attorneys for Plaintiff
                                                  Theodore Hammerman

                                                  RICHARD S. SCHIFFRIN
                                                  SCHIFFRIN & CRAIG, LTD.
                                                  Three Bala Plaza East
                                                  Suite 500
                                                  Bala Cynwyd, PA  19004
                                                  Telephone:  215/667-7706

                                                  Attorneys for Plaintiff Paul
                                                  H. Hocheiser

                                                  KAUFMAN, MALCHMAN, KIRBY
                                                    & SQUIRE
                                                  JEFFREY H. SQUIRE
                                                  919 Third Avenue, 11th Floor
                                                  New York, NY  10022
                                                  Telephone:  212/371-6600

                                                  Attorneys for Plaintiff Ted
                                                  Gliwa

                                                  STULL, STULL & BRODY
                                                  JULES BRODY
                                                  6 East 45th Street
                                                  4th Floor
                                                  New York, NY  10017
                                                  Telephone:  212/687-7230

                                                  Attorneys for Plaintiff Helen
                                                  Ekstein

                                                  SCHOENGOLD & SPORN, P.C.
                                                  SAMUEL SPORN
                                                  233 Broadway
                                                  New York, NY  10279
                                                  Telephone:  212/964-0046

                                                  Attorneys for Plaintiff Ronald
                                                  Kassover

                                                  LAW OFFICES OF KRISHNAN
                                                    CHITTUR
                                                  KRISHNAN CHITTUR
                                                  41 East 42nd Street
                                                  Suite 2310
                                                  New York, NY  10017
                                                  Telephone:  212/949-9696

                                                  Attorneys for Plaintiffs Abhay
                                                  Damley and Annalisa Damley

                                                  SAVETT FRUTKIN PODELL &
                                                    RYAN, P.C.
                                                  STUART H. SAVETT
                                                  320 Walnut Street, Suite 508
                                                  Philadelphia, PA  19106
                                                  Telephone:  215/923-5400

                                                  Attorneys for Plaintiff Scott
                                                  R. Isdaner

                                                  WOLF POPPER ROSS WOLF
                                                    & JONES
                                                  MICHAEL P. FUCHS
                                                  845 Third Avenue
                                                  New York, NY  10022
                                                  Telephone:  212/759-4600

                                                  COHEN, MILSTEIN, HAUSFELD
                                                    & TOLL
                                                  RICHARD BELL
                                                  1100 New York Avenue, N.W.
                                                  West Tower, Suite 500
                                                  Washington, DC  20005
                                                  Telephone:  202/408-4600

                                                  Attorneys for Plaintiffs
                                                  Stephen M. Harnik Profit
                                                  Sharing Plan

                                                  LOWEY DANNENBERG BEMPORAD
                                                    & SELINGER, P.C.
                                                  STEPHEN LOWEY
                                                  DAVID C. HARRISON
                                                  747 Third Avenue
                                                  New York, NY  10017
                                                  Telephone:  212/759-1504

                                                  Attorneys for Plaintiff Joyce
                                                  Weiss

                                                  LAW OFFICE OF KLARI NEUWELT
                                                  KLARI NEUWELT
                                                  950 Third Avenue, 8th Floor
                                                  New York, NY  10022
                                                  Telephone:  212/593-8800

                                                  TENZER, GREENBLATT, FALLON
                                                    & KAPLAN
                                                  WILLIAM KLEIN, II
                                                  405 Lexington Avenue
                                                  New York, NY  10174
                                                  Telephone:  212/573-4300

                                                  Attorneys for Plaintiffs
                                                  Melvin A. Kilmnick and Michael
                                                  Scott Kilmnick

                                                  BERNSTEIN LIEBHARD & LIFSHITZ
                                                  MEL E. LIFSHITZ
                                                  274 Madison Avenue
                                                  New York, NY  10016
                                                  Telephone:  212/779-1414

                                                  Attorneys for Plaintiff Bryant
                                                  Keith Lafferty

                                                  POMERANTZ HAUDEK BLOCK &
                                                    GROSSMAN
                                                  STANELY M. GROSSMAN
                                                  100 Park Avenue, 26th Floor
                                                  New York, NY  10017-5516
                                                  Telephone:  212/661-1100

                                                  JAROSLAWICZ & JAROS
                                                  DAVID JAROSLAWICZ
                                                  150 William Street
                                                  19th Floor
                                                  New York, NY  10038
                                                  Telephone:  212/227-2780

                                                  Attorneys for Plaintiff Thomas
                                                  Chadronet

                                                  BERGER & MONTAGUE, P.C.
                                                  SHERRIE R. SAVETT
                                                  STEPHEN D. RAMOS
                                                  1622 Locust Street
                                                  Philadelphia, PA  19103
                                                  Telephone:  215/875-3000

                                                  Attorneys for Plaintiffs
                                                  Michael Thornton and Ginger
                                                  Rubey-Thornton

                                                  RABIN & GARLAND
                                                  MARVIN L. FRANK
                                                  275 Madison Avenue
                                                  New York, NY  10016
                                                  Telephone:  212/682-1818

                                                  LAW OFFICES OF KENNETH A.
                                                    ELAN
                                                  KENNETH A. ELAN
                                                  291 Broadway, Suite 1501
                                                  New York, NY  10007
                                                  Telephone:  212/619-0261

                                                  Attorneys for Plaintiff Kumar
                                                  Patel

                                                  KAPLAN, KILSHEIMER & FOX
                                                  ROBERT N. KAPLAN
                                                  FREDERIC S. FOX
                                                  685 Third Avenue, 26th Floor
                                                  New York, NY  10017
                                                  Telephone:  212/687-1980

                                                  Attorneys for Plaintiff Bashir
                                                  Ahmed

                                                  LAW OFFICES OF ROBERT C.
                                                    SCHUBERT
                                                  ROBERT C. SCHUBERT
                                                  MARION S. ROBERTSON
                                                  JUDEN JUSTIN REED
                                                  One Embarcadero Center
                                                  Suite 370
                                                  San Francisco, CA  94111
                                                  Telephone:  415/788-4220

                                                  SHAPIRO, GRACE & HABER
                                                  EDWARD F. HABER
                                                  THOMAS G. SHAPIRO
                                                  75 State Street
                                                  Boston, MA  02109
                                                  Telephone:  617/439-3939

                                                  ALFRED G. YATES, JR. AND
                                                    ASSOCIATES
                                                  ALFRED G. YATES, JR.
                                                  519 Allegheny Building
                                                  429 Forbes Avenue
                                                  Pittsburgh, PA  15219
                                                  Telephone:  412/391-5164

                                                  Attorneys for Plaintiff Robert
                                                  S. Muldowney, derivatively on
                                                  behalf of IDB Communications
                                                  Group, Inc.

                                                  ROSENTHAL, MONHAIT AND
                                                    GROSS, P.A.
                                                  NORMAN MONHAIT
                                                  First Federal Plaza
                                                  P. O. Box 1070
                                                  Wilmington, DE  19899
                                                  Telephone:  302/656-4433

                                                  ZLOTNICK & THOMAS
                                                  DAVID B. ZLONTNICK
                                                  1039 North Sixth Avenue
                                                  Tucson, AZ  85705
                                                  Telephone:  602/798-3255

                                                  ROBINSON BROG LEINWAND REICH
                                                    GENOVEST & GLUCK, P.C.
                                                  RICHARD W. COHEN
                                                  1345 Avenue of the Americas
                                                  New York, NY  10105
                                                  Telephone:  212/586-4050

                                                  Attorneys for Plaintiff George
                                                  G. Steele

                                                  GIRARDI & KEESE
                                                  THOMAS V. GIRARDI
                                                  JAMES B. KROPFF
                                                  1126 Wilshire Boulevard
                                                  Los Angeles, CA  90017
                                                  Telephone:  213/977-0211

                                                  ENGSTROM, LIPSCOMB & LACK
                                                  WALTER J. LACK
                                                  A Professional Corporation
                                                  3250 Wilshire Boulevard
                                                  Suite 2100
                                                  Los Angeles, CA  90010

                                                  LAW OFFICES OF CURTIS V.
                                                    TRINKO
                                                  CURTIS V. TRINKO
                                                  310 Madison Avenue
                                                  14th Floor
                                                  New York, NY  10017
                                                  Telephone:  212/490-9550

                                                  Attorneys for Plaintiff
                                                  Michael S. Hassani

                                                  O'MELVENY & MYERS
                                                  WILLIAM W. VAUGHN
                                                  SETH ARONSON
                                                  MARY CATHERINE WIRTH



                                                  ______________________________
                                                           SETH ARONSON

                                                  400 South Hope Street
                                                  Suite 1050
                                                  Los Angeles, CA  90071-2899
                                                  Telephone:  213/669-6000

                                                  Attorneys for Defendants IDB,
                                                  Jeffrey P. Sudikoff, Edward R.
                                                  Cheramy, Joseph M. Cohen,
                                                  James E. Kolsrud, Peter F.
                                                  Hartz, Franklin E. Fried,
                                                  William L. Snelling, David W.
                                                  Anderson, and Rudy Wann


                                                  BRYAN CAVE
                                                  THOMAS J. MCDERMOTT, JR.



                                                  ______________________________
                                                     THOMAS J. MCDERMOTT JR.

                                                  777 S. Figueroa Street
                                                  Suite 2700
                                                  Los Angeles, CA  90017
                                                  Telephone:  213/243-4300

                                                  Attorneys for LDDS

                                                  ORRICK, HERRINGTON &
                                                    SUTCLIFFE
                                                  TODD E. GORDINIER
                                                  PAYNE L. TEMPLETON



                                                  ______________________________
                                                        TODD E. GORDINIER

                                                  777 S. Figueroa Street
                                                  Suite 3200
                                                  Los Angeles, CA  90017
                                                  Telephone:  213/629-2020

                                                  Attorneys for Hambrecht &
                                                  Quist, Inc., Smith Barney
                                                  Shearson, Inc., and Donaldson,
                                                  Lufkin & Jenrette, Merrill
                                                  Lynch, Pierce, Fenner & Smith
                                                  and Sutro and Co.


                                                  LOEB & LOEB
                                                  ROBERT A. MEYER



                                                  ____________________________
                                                        ROBERT A. MEYER

                                                  1000 Wilshire Blvd.,
                                                  18th Floor
                                                  Los Angeles, CA 90017
                                                  Telephone: 213/688-3400

                                                  Attorneys for Deloitte &
                                                  Touche

                                                  BROWN, PARKER & LEAHY
                                                  DALLAS PARKER
                                                  WILLIAM HELLER



                                                  ____________________________
                                                         DALLAS PARKER

                                                  1200 Smith St., Suite 3600
                                                  Houston, TX 77002

                                                  TEL (713) 951-5800
                                                  Attorneys for Defendants
                                                  Telecolumbus U.S.A., Inc.,
                                                  Ernst Thompke, and John S.
                                                  Reiland